UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

OAK STREET HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following was sent to VP, EVP, & C-Suite Leader employees by Oak Street Health, Inc. (“Oak Street Health”) on February 8, 2023:

Vice President Leader Toolkit

Announcement Overview

This morning, we announced that we have entered into a transaction in which Oak Street will become a district business within CVS Health. The transaction values Oak Street at approximately $10.6 billion.

This is an exciting new chapter for Oak Street that will allow us to accelerate our ability to deliver on our mission and continue improving health outcomes, lowering medical costs, and delivering a better patient experience. Together with CVS Health, we will have even more resources to expand the reach of our purpose-built platform and access to a unique avenue to meet new patients. We are confident that this transaction will help get us even closer to achieving our goal to transform the US healthcare system.

Communication Materials

As leaders of Oak Street, you will play an important role in setting the tone for this announcement and helping your teams understand what this news means.

To ensure that everyone receives consistent information, we ask that you become familiar with the following communications materials (linked below):

•	Press Release (distributed this morning)

•	All-Employee Letter from Mike (distributed this morning to all Oakies via email)

•	General Oaky FAQs (distributed this morning to all Oakies via email)

•	Equity FAQs (distributed this morning to all Oakies via email)

•	Master Internal Communications Calendar (for VP+ reference only)

•	Practice Manager Toolkit

•	Provider Toolkit

•	Key Talking Points & Q&A by Stakeholder Group (for VP+ reference only)

•	General / All Audiences

•	Employees

•	Prospective Employees / New Hires

•	Patients

•	Payors

•	Partners

•	Regulators / Elected Officials

Please note that the below messages and talking points have been approved by legal counsel and may be filed with the SEC. Please do not add to or alter these materials or any other communications you may receive regarding the transaction.

Asks of VPs & Communications Cascade

It is natural for employees to have questions about this announcement, and your team will be looking to you for reassurance. In the days ahead, please make yourself available to discuss the announcement and answer your team’s questions to the extent you are able. This toolkit includes talking points for these discussions.

Specific asks of VPs include:

•	Wednesday morning:

•	Attend 7 am (local time zone) huddle hosted by your EC member

•	[RVPs & SMDs] Send a calendar invite to your PM/CMD dyads for a 7:30 or 7:45 am (local time zone) meeting (this meeting will quickly follow the huddle with your EC member)

•	[RVPs & SMDs] Meet with your PM/CMD dyads at 7:30 or 7:45 am (local time) to:

•	Ensure they are aware of the announcement

•	Share key messaging (leveraging talking points) and address any initial questions

•	Share PM Toolkit and Provider Toolkit

•	Ask PM to coordinate a viewing of the Mike video for the center team to (ideally) occur prior to the first patient appointment on Wednesday

•

If you are not able to meet with your PM/CMDs due to the quick turnaround time, please email the PM Toolkit and Provider Toolkit to your PM/CMDs with the explicit ask to show the video to the center team prior to the first patient appointment on Wednesday.

•

This Week: Encourage your team members to attend the scheduled town halls for later this week to hear directly from Mike about the exciting transaction (calendar invites to be sent early Wednesday morning):

•	Thursday 2/9: Mike All Oaky Town Halls—11:15 AM CT, 12:15 PM CT, 1:15 PM CT

•	Thursday 2/9: Mike & Julie Medical Director Town Hall—2:30 PM CT

•	Friday 2/10: Mike Director+ Town Hall—12:15 PM CT

•	This Week: Encourage your teams to review the Q&A document and to submit any unanswered questions to questions@oakstreethealth.com

•

This Week: Share any key questions, concerns, or themes you are hearing from team members with Patton Callaway, Chief of Staff at patton.callaway@oakstreethealth.com and Jordan Allen, Senior Director, Operational Strategy & Execution at jordan.allen@oakstreethealth.com, so we can take them into consideration for future town halls and communications

Communications Considerations

As you communicate with stakeholders, please keep the following in mind.

•

Remain optimistic, confident and forward looking. Remember that the way you speak about this transaction will impact how others respond. This is good news for Oak Street, and it is important that you stay positive and forward-looking. Please be sensitive to your team’s needs and listen to their concerns while encouraging them to remain optimistic.

•

Reassure our stakeholders we are operating as usual. We want to ensure that this is a seamless transition for all of our stakeholders. Patients, payors, and other stakeholders should not expect any immediate changes to how we work with them. It is equally important that Oakies understand this point.

•

Don’t speculate. If you receive questions that cannot be answered with the materials provided, please do not speculate or offer your opinion. It is perfectly acceptable to say, “That’s a great question. At this point, I don’t yet have that information as we have only recently announced the transaction. Let me look into those details and get back to you should I have additional information to share.”

•

These materials are for your use, not for distribution. The talking points and Q&A are intended to guide conversations with various different stakeholders and support you in answering questions. They are not intended for distribution. Please do not copy or forward these materials.

•

Refer media and analyst / investor inquiries to the appropriate people. To the extent you receive questions from the media, in line with our policy, please do not comment and instead direct them to Erica Frank, VP of Public Relations at erica.frank@oakstreethealth.com, who will respond on Oak Street’s behalf. If you’re contacted by an analyst or investor, please direct them to Sarah Cluck, Head of Investor Relations at sarah.cluck@oakstreethealth.com.

•

Be mindful of what you post on social media. You are a representative of Oak Street and your words could be viewed as the Company’s. While you can retweet or share the approved posts from Oak Street’s corporate social channels, do not voice your own opinions or use any unapproved language on social media. If you have any questions about what content you can share on social media, please reach out to Erica Frank, VP of Public Relations at erica.frank@oakstreethealth.com.

FORWARD LOOKING STATEMENTS

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Oak Street Health or CVS Health Corporation (“CVS Health”). This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding Oak Street Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in this communication that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Oak Street Health by CVS Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of Oak Street Health or CVS Health, the expected management and governance of Oak Street Health following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the proposed acquisition (the “Merger Agreement”). By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Oak Street Health or CVS Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Oak Street Health and CVS Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Oak Street Health’s or CVS Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Oak Street Health’s or CVS Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Oak Street Health’s and/or CVS Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Oak Street Health and CVS Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Oak Street Health’s or CVS Health’s business, financial condition and results of operations, as well the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, Oak Street Health’s and CVS Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Oak Street Health’s and CVS Health’s respective filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Oak Street Health’s or CVS Health’s respective most recently filed Annual Report on Form 10-K, Oak Street Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Oak Street Health’s and CVS Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on Oak Street Health’s or CVS Health’s forward-looking statements. Oak Street Health’s and CVS Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither Oak Street Health nor CVS Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving Oak Street Health and CVS Health. A meeting of the stockholders of Oak Street Health will be announced as promptly as practicable to seek Oak Street Health stockholder approval in connection with the proposed transaction. Oak Street Health and CVS Health intend to file relevant materials with the SEC, including that Oak Street Health will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Oak Street Health’s stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Oak Street Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Oak Street Health, CVS Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oak Street Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022 as updated by CVS Health’s subsequent filings made on www.sec.gov. Information regarding Oak Street Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.